RenaissanceRe Reports Net Income of $142.3 Million for the Second Quarter of 2012 or $2.75 Per Diluted Common Share; Quarterly Operating Income of $111.5 Million or $2.14 Per Diluted Common Share
Pembroke, Bermuda, July 31, 2012 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $142.3 million or $2.75 per diluted common share in the second quarter of 2012, compared to $24.8 million or $0.48 per diluted common share in the second quarter of 2011. Operating income available to RenaissanceRe common shareholders was $111.5 million or $2.14 per diluted common share for the second quarter of 2012, compared to an operating loss attributable to RenaissanceRe common shareholders of $10.2 million or $0.21 per diluted common share in the second quarter of 2011. The Company reported an annualized return on average common equity of 17.5% and an annualized operating return on average common equity of 13.7% in the second quarter of 2012, compared to 3.3% and negative 1.4%, respectively, in the second quarter of 2011. Book value per common share increased $2.39, or 3.8%, in the second quarter of 2012 to $65.07, compared to a 0.5% increase in the the second quarter of 2011.
See Comments on Regulation G for a reconciliation of non-GAAP measures.
Neill A. Currie, CEO, commented:  "In the second quarter of 2012, we generated an annualized operating ROE of 13.7%.  We increased our book value per share by 3.8% for the quarter and almost 10% year to date.  Our results benefited from relatively low catastrophe losses, solid investment returns and favorable reserve development."
Mr. Currie, continued:  "Although property catastrophe pricing at June 1st was a little lower than we had anticipated, we are pleased with the results of the recent renewal season. We have grown significantly in each unit this year, and have produced an attractive portfolio of risks."
SECOND QUARTER 2012 HIGHLIGHTS (1)

•
Underwriting income of $127.9 million and a combined ratio of 47.7%, compared to $9.7 million and 95.5%, respectively, was primarily driven by a relatively low level of insured catastrophes during the second quarter of 2012, compared to the second quarter of 2011, which was impacted by the U.S. tornadoes which had a net negative impact (2) of $70.8 million and added 51.8 percentage points to the combined ratio.

•
Gross premiums written increased $25.8 million, or 4.0%, to $667.3 million. Excluding the impact of $30.7 million of negative reinstatement premium adjustments on the 2011 New Zealand and Tohoku earthquakes during the second quarter of 2012, and $23.2 million of reinstatement premiums written from large losses during the second quarter of 2011, respectively, gross premiums written increased $79.7 million, or 12.9%, due to growth in the Company's catastrophe, specialty and Lloyd's units, and inclusive of $37.7 million of gross premiums written on behalf of the Company's most recent fully collateralized joint venture, Timicuan Reinsurance III Limited ("Tim Re III").

•
Total investment income of $44.8 million, which includes the sum of net investment income, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to $66.5 million. The decrease in total investment income was primarily due to lower returns in the Company's portfolio of other investments, principally its private equity investments.

•
Other income of $11.3 million, compared to an other loss of $5.2 million, was primarily due to the Company's weather and energy risk management operations generating income of $5.9 million, compared to incurring a loss of $3.8 million primarily as a result of positive results from its positions in the United Kingdom and its summer positions as at June 30, 2012 in certain regions of the United States and Canada.

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $617.0 million, an increase of $9.6 million, or 1.6%. Excluding the impact of $30.7 million of negative reinstatement premiums adjustments on the 2011 New Zealand and Tohoku earthquakes, as discussed below, and $23.0 million of reinstatement premiums written from large losses in the second quarter of 2012 and 2011, respectively, gross premiums written increased $63.4 million, or 10.9%, primarily due to the catastrophe unit writing more business during the June 2012 renewals, and inclusive of $37.7 million of gross premiums written on behalf of Tim Re III. Managed catastrophe premiums totaled $628.3 million, an increase of $63.3 million, or 10.6%, excluding the impact of the negative reinstatement premiums adjustments in the second quarter of 2012, as discussed below, and the reinstatement premiums written from large losses in the second quarter of 2011. In addition, gross premiums written in the specialty unit were $37.3 million, an increase of $13.1 million, or 54.4%, due to the inception of several new quota share contracts and loss related premiums.
During the second quarter of 2012, the Company's remaining incurred but not reported (“IBNR”) reserves for the 2011 New Zealand and Tohoku earthquakes were allocated to the contract level and in doing so the Company re-estimated its allocation of losses from higher rate on line excess of loss retrocessional reinsurance contracts to lower rate on line excess of loss primary reinsurance contracts resulting in a downward adjustment to its estimate of ultimate reinstatement premiums from these two large events.  In addition, the reinstatement premiums were also impacted by changes to the ultimate losses for these two large events.  The net negative impact (2) from the movement in the ultimate reinstatement premium and related losses for these two large events was $19.8 million for the second quarter of 2012.
For the first six months of 2012, managed catastrophe premiums totaled $1,187.3 million, an increase of $207.2 million, or 20.5%, compared to the first six months of 2011, excluding the impact of $30.7 million of negative reinstatement premiums adjustments in the first six months of 2012, as discussed above, and $136.6 million of reinstatement premiums written from large losses in the first six months of 2011. Gross premiums written in the specialty unit for the first six months of 2012 were $137.8 million, an increase of $38.7 million, or 39.0%, compared to the first six months of 2011.
The Reinsurance segment generated underwriting income of $128.4 million and a combined ratio of 40.1%, compared to $12.9 million and 93.5%, respectively, primarily the result of a $107.7 million decrease in net claims and claim expenses. The Reinsurance segment experienced a relatively light insured catastrophe loss quarter during the second quarter of 2012, compared to the second quarter of 2011, which was negatively impacted by the U.S. tornadoes which had a net impact on the Reinsurance segment underwriting result of $96.9 million and added 55.5 percentage points to the Reinsurance segment combined ratio. Included in net claims and claim expenses in the second quarter of 2012 is $20.5 million related to the June 29, 2012 derecho (PCS 83) which impacted the Midwest to Mid-Atlantic coast of the U.S.
The Reinsurance segment experienced $41.1 million of favorable development on prior year reserves, compared to $19.2 million, including $33.2 million in the catastrophe unit and $7.9 million in the specialty unit. The favorable development within the catastrophe unit is primarily due to reductions in estimated ultimate losses on certain specific events occurring in prior accident years including the Tohoku earthquake ($10.6 million), the 2011 Thailand floods ($3.9 million), a number of other relatively small catastrophes and $5.9 million of actuarial assumption changes, partially offset by adverse development on the 2011 New Zealand earthquake of $5.9 million.

Lloyd's Segment
Gross premiums written in the Lloyd's segment were $50.3 million, an increase of $16.2 million, or 47.4%, primarily due to continued growth within the segment. The Lloyd's segment incurred an underwriting loss of $0.9 million and a combined ratio of 103.0%, compared to $3.3 million and 119.3%, respectively. The decrease in underwriting loss and corresponding improvement in the combined ratio was primarily due to an increase in net earned premiums due to the growth in gross premiums written noted above.
Other Items (1)

•
Net income attributable to redeemable noncontrolling interests of $33.6 million increased from $21.9 million, primarily impacted by an increase in profitability of DaVinciRe and a decrease in the Company's ownership percentage in DaVinciRe from 34.7% at March 31, 2012 to 31.5% at June 30, 2012 and compared to 42.8% at June 30, 2011.

•
During the second quarter of 2012, the Company repurchased approximately 1.2 million common shares in open market transactions at an aggregate cost of $88.0 million and at an average share price of $74.69.

•
Subsequent to June 30, 2012 and through the period ending July 30, 2012, the Company repurchased approximately 71 thousand common shares in open market transactions at an aggregate cost of $5.3 million and at an average share price of $74.21.

This Press Release includes certain non-GAAP financial measures including “operating income (loss) available (attributable) to RenaissanceRe common shareholders”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, August 1, 2012 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of three segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458, and (iii) Insurance, which principally includes the Company's Bermuda-based insurance operations.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the second quarter of 2011 unless specifically stated.

(2)
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest - DaVinci Re. The Company's estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company's actual net impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:
Rohan Pai
Director of Investor Relations
RenaissanceRe Holdings Ltd.
(441) 295-4513

MEDIA CONTACT:
Peter Hill or Dawn Dover
Kekst and Company
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues
Gross premiums written	$667,336	$641,563	$1,331,487	$1,252,068
Net premiums written	$427,630	$427,995	$920,205	$880,570
Increase in unearned premiums	(183,214)	(210,820)	(397,124)	(357,854)
Net premiums earned	244,416	217,175	523,081	522,716
Net investment income	14,743	33,328	81,714	93,609
Net foreign exchange gains (losses)	2,410	(4,521)	950	(3,861)
Equity in earnings (losses) of other ventures	6,846	5,128	12,316	(18,625)
Other income (loss)	11,289	(5,167)	(27,805)	44,978
Net realized and unrealized gains on fixed maturity investments	31,003	34,979	77,116	29,765
Total other-than-temporary impairments	(234)	—	(395)	—
Portion recognized in other-than-temporary impairments	25	—	52	—
Net other-than-temporary impairments	(209)	—	(343)	—
Total revenues	310,498	280,922	667,029	668,582
Expenses
Net claims and claim expenses incurred	49,551	151,261	65,103	779,798
Acquisition expenses	25,608	13,883	49,719	46,218
Operational expenses	41,407	42,299	83,790	84,129
Corporate expenses	4,067	4,011	8,878	6,075
Interest expense	5,716	5,730	11,434	11,925
Total expenses	126,349	217,184	218,924	928,145
Income (loss) from continuing operations before taxes	184,149	63,738	448,105	(259,563)
Income tax (expense) benefit	(898)	1,773	(861)	1,825
Income (loss) from continuing operations	183,251	65,511	447,244	(257,738)
(Income) loss from discontinued operations	1,393	(10,094)	1,220	(11,620)
Net income (loss)	184,644	55,417	448,464	(269,358)
Net (income) loss attributable to noncontrolling interests	(33,624)	(21,903)	(87,265)	63,589
Net income (loss) available (attributable) to RenaissanceRe	151,020	33,514	361,199	(205,769)
Dividends on preference shares	(8,750)	(8,750)	(17,500)	(17,500)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$142,270	$24,764	$343,699	$(223,269)

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - basic	$2.75	$0.68	$6.70	$(4.16)
Income (loss) from discontinued operations available (attributable) to RenaissanceRe common shareholders per common share - basic	0.03	(0.20)	0.02	(0.23)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$2.78	$0.48	$6.72	$(4.39)
Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$2.72	$0.68	$6.61	$(4.16)
Income (loss) from discontinued operations available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	0.03	(0.20)	0.02	(0.23)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$2.75	$0.48	$6.63	$(4.39)

Average shares outstanding - basic (1)	50,278	50,493	50,328	50,994
Average shares outstanding - diluted (1)	51,012	51,050	50,997	50,994

Net claims and claim expense ratio	20.3%	69.6%	12.4%	149.2%
Expense ratio	27.4%	25.9%	25.6%	24.9%
Combined ratio	47.7%	95.5%	38.0%	174.1%
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$2.14	$(0.21)	$5.13	$(4.97)
Operating return on average common equity - annualized (2)	13.7%	(1.4)%	16.7%	(16.3)%

(1)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.

(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2012	December 31, 2011
Assets
Fixed maturity investments trading, at fair value	$4,948,955	$4,291,465
Fixed maturity investments available for sale, at fair value	108,102	142,052
Total fixed maturity investments, at fair value	5,057,057	4,433,517
Short term investments, at fair value	654,912	905,477
Equity investments trading, at fair value	55,381	50,560
Other investments, at fair value	743,568	748,984
Investments in other ventures, under equity method	79,692	70,714
Total investments	6,590,610	6,209,252
Cash and cash equivalents	264,232	216,984
Premiums receivable	971,546	471,878
Prepaid reinsurance premiums	278,242	58,522
Reinsurance recoverable	198,777	404,029
Accrued investment income	35,938	33,523
Deferred acquisition costs	106,027	43,721
Receivable for investments sold	311,658	117,117
Other assets	193,798	180,992
Goodwill and other intangibles	8,690	8,894
Total assets	$8,959,518	$7,744,912
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,801,247	$1,992,354
Unearned premiums	964,499	347,655
Debt	354,293	353,620
Reinsurance balances payable	396,669	256,883
Payable for investments purchased	519,619	303,264
Other liabilities	173,433	211,369
Liabilities of discontinued operations held for sale	1,959	13,507
Total liabilities	4,211,719	3,478,652
Redeemable noncontrolling interest - DaVinciRe	900,878	657,727
Shareholders' Equity
Preference shares	550,000	550,000
Common shares	50,609	51,543
Accumulated other comprehensive income	12,531	11,760
Retained earnings	3,229,870	2,991,890
Total shareholders' equity attributable to RenaissanceRe	3,843,010	3,605,193
Noncontrolling interest	3,911	3,340
Total shareholders' equity	3,846,921	3,608,533
Total liabilities, noncontrolling interests and shareholders' equity	$8,959,518	$7,744,912

Book value per common share	$65.07	$59.27

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended June 30, 2012
	Reinsurance	Lloyd’s	Insurance	Other	Total
Gross premiums written	$617,039	$50,297	$—	$—	$667,336
Net premiums written	$379,369	$48,510	$(249)	—	$427,630
Net premiums earned	$214,296	$30,369	$(249)	—	$244,416
Net claims and claim expenses incurred	35,488	14,960	(897)	—	49,551
Acquisition expenses	20,098	5,510	—	—	25,608
Operational expenses	30,346	10,806	255	—	41,407
Underwriting income (loss)	$128,364	$(907)	$393	—	127,850
Net investment income				14,743	14,743
Net foreign exchange gains				2,410	2,410
Equity in earnings of other ventures				6,846	6,846
Other income				11,289	11,289
Net realized and unrealized gains on investments				31,003	31,003
Net other-than-temporary impairments				(209)	(209)
Corporate expenses				(4,067)	(4,067)
Interest expense				(5,716)	(5,716)
Income from continuing operations before taxes					184,149
Income tax expense				(898)	(898)
Income from discontinued operations				1,393	1,393
Net income attributable to noncontrolling interests				(33,624)	(33,624)
Dividends on preference shares				(8,750)	(8,750)
Net income available to RenaissanceRe common shareholders					$142,270

Net claims and claim expenses incurred – current accident year	$76,631	$18,366	$—		$94,997
Net claims and claim expenses incurred – prior accident years	(41,143)	(3,406)	(897)		(45,446)
Net claims and claim expenses incurred – total	$35,488	$14,960	$(897)		$49,551

Net claims and claim expense ratio – current accident year	35.8%	60.5%	—%		38.9%
Net claims and claim expense ratio – prior accident years	(19.2)%	(11.2)%	360.2%		(18.6)%
Net claims and claim expense ratio – calendar year	16.6%	49.3%	360.2%		20.3%
Underwriting expense ratio	23.5%	53.7%	(102.4)%		27.4%
Combined ratio	40.1%	103.0%	257.8%		47.7%

	Three months ended June 30, 2011
	Reinsurance	Lloyd’s	Insurance	Other	Total
Gross premiums written	$607,404	$34,126	$33	$—	$641,563
Net premiums written	$395,856	$32,084	$55	—	$427,995
Net premiums earned	$199,461	$17,233	$481	—	$217,175
Net claims and claim expenses incurred	143,219	8,619	(577)	—	151,261
Acquisition expenses	10,431	3,305	147	—	13,883
Operational expenses	32,901	8,635	763	—	42,299
Underwriting income (loss)	$12,910	$(3,326)	$148	—	9,732
Net investment income				33,328	33,328
Net foreign exchange losses				(4,521)	(4,521)
Equity in earnings of other ventures				5,128	5,128
Other loss				(5,167)	(5,167)
Net realized and unrealized gains on investments				34,979	34,979
Corporate expenses				(4,011)	(4,011)
Interest expense				(5,730)	(5,730)
Income from continuing operations before taxes					63,738
Income tax benefit				1,773	1,773
Loss from discontinued operations				(10,094)	(10,094)
Net income attributable to redeemable noncontrolling interest – DaVinciRe				(21,903)	(21,903)
Dividends on preference shares				(8,750)	(8,750)
Net income available to RenaissanceRe common shareholders					$24,764

Net claims and claim expenses incurred – current accident year	$162,398	$9,612	$(78)		$171,932
Net claims and claim expenses incurred – prior accident years	(19,179)	(993)	(499)		(20,671)
Net claims and claim expenses incurred – total	$143,219	$8,619	$(577)		$151,261

Net claims and claim expense ratio – current accident year	81.4%	55.8%	(16.2)%		79.2%
Net claims and claim expense ratio – prior accident years	(9.6)%	(5.8)%	(103.8)%		(9.6)%
Net claims and claim expense ratio – calendar year	71.8%	50.0%	(120.0)%		69.6%
Underwriting expense ratio	21.7%	69.3%	189.2%		25.9%
Combined ratio	93.5%	119.3%	69.2%		95.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Six months ended June 30, 2012
	Reinsurance	Lloyd’s	Insurance	Eliminations	Other	Total
Gross premiums written	$1,226,801	$105,114	$—	$(428)	$—	$1,331,487
Net premiums written	$838,007	$82,447	$(249)		—	$920,205
Net premiums earned	$468,114	$55,191	$(224)		—	$523,081
Net claims and claim expenses incurred	43,812	23,961	(2,670)		—	65,103
Acquisition expenses	39,484	10,178	57		—	49,719
Operational expenses	62,390	20,863	537		—	83,790
Underwriting income	$322,428	$189	$1,852		—	324,469
Net investment income					81,714	81,714
Net foreign exchange gains					950	950
Equity in earnings of other ventures					12,316	12,316
Other loss					(27,805)	(27,805)
Net realized and unrealized gains on investments					77,116	77,116
Net other-than-temporary impairments					(343)	(343)
Corporate expenses					(8,878)	(8,878)
Interest expense					(11,434)	(11,434)
Income from continuing operations before taxes						448,105
Income tax expense					(861)	(861)
Income from discontinued operations					1,220	1,220
Net income attributable to noncontrolling interests					(87,265)	(87,265)
Dividends on preference shares					(17,500)	(17,500)
Net income available to RenaissanceRe common shareholders						$343,699

Net claims and claim expenses incurred – current accident year	$131,775	$34,646	$—			$166,421
Net claims and claim expenses incurred – prior accident years	(87,963)	(10,685)	(2,670)			(101,318)
Net claims and claim expenses incurred – total	$43,812	$23,961	$(2,670)			$65,103

Net claims and claim expense ratio – current accident year	28.2%	62.8%	—%			31.8%
Net claims and claim expense ratio – prior accident years	(18.8)%	(19.4)%	1,192.0%			(19.4)%
Net claims and claim expense ratio – calendar year	9.4%	43.4%	1,192.0%			12.4%
Underwriting expense ratio	21.7%	56.3%	(265.2)%			25.6%
Combined ratio	31.1%	99.7%	926.8%			38.0%

	Six months ended June 30, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations	Other	Total
Gross premiums written	$1,181,086	$70,746	$313	$(77)	$—	$1,252,068
Net premiums written	$819,422	$60,821	$327		—	$880,570
Net premiums earned	$488,890	$32,907	$919		—	$522,716
Net claims and claim expenses incurred	738,623	39,142	2,033		—	779,798
Acquisition expenses	40,223	5,766	229		—	46,218
Operational expenses	65,264	17,607	1,258		—	84,129
Underwriting loss	$(355,220)	$(29,608)	$(2,601)		—	(387,429)
Net investment income					93,609	93,609
Net foreign exchange losses					(3,861)	(3,861)
Equity in losses of other ventures					(18,625)	(18,625)
Other income					44,978	44,978
Net realized and unrealized gains on investments					29,765	29,765
Corporate expenses					(6,075)	(6,075)
Interest expense					(11,925)	(11,925)
Loss from continuing operations before taxes						(259,563)
Income tax benefit					1,825	1,825
Loss from discontinued operations					(11,620)	(11,620)
Net loss attributable to redeemable noncontrolling interest – DaVinciRe					63,589	63,589
Dividends on preference shares					(17,500)	(17,500)
Net loss attributable to RenaissanceRe common shareholders						$(223,269)

Net claims and claim expenses incurred – current accident year	$829,760	$38,938	$(69)			$868,629
Net claims and claim expenses incurred – prior accident years	(91,137)	204	2,102			(88,831)
Net claims and claim expenses incurred – total	$738,623	$39,142	$2,033			$779,798

Net claims and claim expense ratio – current accident year	169.7%	118.3%	(7.5)%			166.2%
Net claims and claim expense ratio – prior accident years	(18.6)%	0.6%	228.7%			(17.0)%
Net claims and claim expense ratio – calendar year	151.1%	118.9%	221.2%			149.2%
Underwriting expense ratio	21.6%	71.1%	161.8%			24.9%
Combined ratio	172.7%	190.0%	383.0%			174.1%
(1) Represents $0.4 million of gross premiums ceded from the Reinsurance segment to the Lloyd's segment for the six months ended June 30, 2012 (2011 - $0.1 million).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Reinsurance Segment
Renaissance catastrophe premiums	$345,094	$366,929	$675,521	$678,571
Renaissance specialty premiums	35,778	23,066	135,323	97,461
Total Renaissance premiums	380,872	389,995	810,844	776,032
DaVinci catastrophe premiums	234,644	216,317	413,457	403,353
DaVinci specialty premiums	1,523	1,092	2,500	1,701
Total DaVinci premiums	236,167	217,409	415,957	405,054
Total catastrophe unit premiums	579,738	583,246	1,088,978	1,081,924
Total specialty unit premiums	37,301	24,158	137,823	99,162
Total Reinsurance segment gross premiums written	$617,039	$607,404	$1,226,801	$1,181,086

Lloyd's Segment
Specialty	$32,925	$17,546	$72,254	$46,781
Catastrophe	17,372	16,580	32,860	23,965
Total Lloyd's segment gross premiums written	$50,297	$34,126	$105,114	$70,746

Insurance Segment
Commercial property	$—	$33	$—	$313
Total Insurance segment gross premiums written	$—	$33	$—	$313

Managed Premiums (1)
Total catastrophe unit gross premiums written	$579,738	$583,246	$1,088,978	$1,081,924
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	31,180	19,079	65,485	41,607
Catastrophe premiums written in the Lloyd's unit	17,372	16,580	32,860	23,965
Total managed catastrophe premiums (1)	$628,290	$618,905	$1,187,323	$1,147,496

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Fixed maturity investments	$22,436	$24,426	$48,769	$52,339
Short term investments	234	433	734	1,028
Equity investments trading	181	112	351	126
Other investments
Hedge funds and private equity investments	(10,413)	8,230	18,060	31,737
Other	4,975	2,838	19,145	13,665
Cash and cash equivalents	54	45	80	86
	17,467	36,084	87,139	98,981
Investment expenses	(2,724)	(2,756)	(5,425)	(5,372)
Net investment income	14,743	33,328	81,714	93,609

Gross realized gains	19,458	15,430	55,744	25,992
Gross realized losses	(3,294)	(4,156)	(10,244)	(16,773)
Net realized gains on fixed maturity investments	16,164	11,274	45,500	9,219
Net unrealized gains on fixed maturity investments trading	12,538	24,728	26,795	20,970
Net unrealized gains (losses) on equity investments trading	2,301	(1,023)	4,821	(424)
Net realized and unrealized gains (losses) on investments	31,003	34,979	77,116	29,765
Total other-than-temporary impairments	(234)	—	(395)	—
Portion recognized in other comprehensive income, before taxes	25	—	52	—
Net other-than-temporary impairments	(209)	—	(343)	—

Change in net unrealized gains on fixed maturity investments available for sale	(706)	(1,763)	72	(1,511)

Total investment income	$44,831	$66,544	$158,559	$121,863
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations.  The Company's management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss) available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except percentages)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$142,270	$24,764	$343,699	$(223,269)
Adjustment for net realized and unrealized gains on investments of continuing operations	(31,003)	(34,979)	(77,116)	(29,765)
Adjustment for net other-than-temporary impairments of continuing operations	209	—	343	—
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	—	—	(42)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$111,476	$(10,215)	$266,926	$(253,076)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$2.75	$0.48	$6.63	$(4.39)
Adjustment for net realized and unrealized gains on investments of continuing operations	(0.61)	(0.69)	(1.51)	(0.58)
Adjustment for net other-than-temporary impairments of continuing operations	—	—	0.01	—
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$2.14	$(0.21)	$5.13	$(4.97)

Return on average common equity - annualized	17.5%	3.3%	21.5%	(14.4)%
Adjustment for net realized and unrealized gains on investments of continuing operations	(3.8)%	(4.7)%	(4.8)%	(1.9)%
Adjustment for net other-than-temporary impairments of continuing operations	—%	—%	—%	—%
Operating return on average common equity - annualized	13.7%	(1.4)%	16.7%	(16.3)%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.